Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑3 (No. 333-173987) and Form S‑8 (No. 333-211706, No. 333-208793, No. 333-207616, No. 333-202142, No. 333-193941, No. 333-186675, No. 333-178986, No. 333-173939, No. 333-171632, No. 333-164268, No. 333-156659, No. 3333-148487, No. 333-137676) of Shutterfly, Inc. of our report dated February 10, 2017 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
February 13, 2017